UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report

                                December 19, 2005

                              COMPUDYNE CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)

        0-29798                                       23-1408659
        -------                                       ----------
 (Commission File Number)                (I.R.S. employer identification number)


      2530 Riva Road, Suite 201
      Annapolis, Maryland                                21401
      -------------------                                -----
(Address of principal executive office)                (Zip code)


               Registrant's telephone number, including area code
                                 (410) 224-4415

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 19, 2005, CompuDyne Corporation (the "Company"), certain subsidiaries of the Company as co-borrowers (collectively, with the Company, the "Borrowers"), the banks party thereto (the "Banks") and PNC Bank, National Association, as agent for the Banks (the "Agent"), entered into a Second Amended and Restated Revolving Credit and Security Agreement (the "Second Restated Credit Agreement"). The Second Restated Credit Agreement amends and restates the Company's Amended and Restated Credit Agreement dated as of March 31, 2004 among the Company, the guarantor subsidiaries party thereto, the banks party thereto and the Agent. Capitalized terms used and not defined herein shall have the meanings given to such terms in the Second Restated Credit Agreement.

In connection with the execution of the Second Restated Credit Agreement, the Borrowers are providing the Banks with Collateral that includes all Receivables, Equipment, General Intangibles, Inventory, Investment Property, Real Property and Subsidiary Stock. The Second Restated Credit Agreement allows the Company to obtain Advances in an amount of up to $20,000,000. Revolving Advances are limited by a formula based upon the value of the Borrowers' receivables, inventory, fixed assets, Real Property and issued and outstanding Letters of Credit. The maximum aggregate face amount of Letters of Credit that may be drawn under the Second Restated Credit Agreement is limited to $18,000,000. The Second Restated Credit Agreement will continue in full force and effect until December 18, 2008 unless terminated earlier in accordance with its terms.

Revolving Advances under the Second Restated Credit Agreement will bear interest, at the election of the Company, at a variable rate equal to the Alternate Base Rate or the Eurodollar Rate plus two and one half percent. For Letters of Credit, the Company shall pay (x) to the Agent, for the ratable benefit of the Banks, an amount equal to the average daily face amount of each outstanding Letter of Credit multiplied by two and one half percent per annum, and (y) to the issuer, a fronting fee of one quarter of one percent per annum, together with other administrative fees and charges. The Company paid the Banks a closing fee of $50,000 in connection with the execution of the Second Restated Credit Agreement and is also required to pay the Banks an unused fee equal to three-eighths of one percent per annum of the amount by which $20,000,000 exceeds the average daily unpaid balance of the Revolving Advances and undrawn amount of any outstanding Letters of Credit. In addition, the Company is required to pay a collateral monitoring fee equal to $1,000 per month and a collateral evaluation fee as required.

The Second Restated Credit Agreement contains various affirmative and negative covenants including financial covenants. On the Closing Date, Borrowers were required to have Undrawn Availability of at least $10,000,000 as of such date, and thereafter the Borrowers are required to maintain an Unrestricted Undrawn Borrowing Base Availability of not less than $5,000,000. Commencing with the fiscal quarter ending June 30, 2006, the Company is required to maintain a Fixed Charge Coverage Ratio of not less than 1.1 to 1.0.

A copy of the Second Restated Credit Agreement is attached hereto as Exhibit
10.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.            Description
-----------            -----------

10.1 Second Amended and Restated Revolving Credit and Security Agreement dated December 19, 2005.






SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date: December 21, 2005



                               COMPUDYNE CORPORATION



                               By: /s/ Geoffrey F. Feidelberg
                                   --------------------------
                               Name:  Geoffrey F. Feidelberg
                               Title:  Chief Financial Officer